Exhibit 99.1

FOR IMMEDIATE RELEASE:

STREAM GLOBAL SERVICES ANNOUNCES

FINANCIAL RESULTS FOR FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2011

BOSTON, MA – February 29, 2012 – Stream Global Services, Inc., (NYSE AMEX: SGS), a leading global business process outsource (BPO) service provider specializing in customer relationship management including technical support and sales programs for Fortune 1000 companies, today announced consolidated financial results for the three months and year ended December 31, 2011. On February 29, 2012 Stream also filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the fiscal year ended December 31, 2011.

CEO Commentary

Kathryn Marinello, Chairman and Chief Executive Officer of Stream, said, “We are very pleased to report record Net Income and record Adjusted EBITDA for the fourth quarter. Execution of our strategy that we initiated over a year ago yielded the intended results – net income of $4 million and a 32% growth in Adjusted EBITDA over the same quarter for the prior year. Further, for the year, we saw strong demand for our services as demonstrated by our 6% growth in year-over-year in revenue.”

“Our strategy was to significantly invest in our business – our people and our infrastructure – with the expectation that we would see a return on this investment. We invested $20 million more in capital expenditures this year and spent $5 million more on agent incentives. We measure our clients’ and employees’ satisfaction levels and we are very pleased that during 2011, our client satisfaction scores increased 20% over the prior year and our agent survey results show a similar marked increase in satisfaction with Stream Global Services.”

Fourth Quarter 2011 Financial Highlights

•	Net income was $4 million for the three months ended December 31, 2011 compared to a net loss of $9 million for the three months ended December 31, 2010.

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Revenue for the quarter ended December 31, 2011 was $220 million, a decrease of $2 million, or 1%, from the same period in 2010 principally due to (i) the previously announced cessation of our South Africa operations, (ii) not renewing a seasonal program with a medical insurance company as the work volumes available were lower than the prior year, and (iii) the change in foreign exchange rates from 2010 to 2011 which lowered revenue by approximately $1 million.

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Gross profit increased approximately $5 million, or 5%, over the prior year fourth quarter. The Gross Profit percentage was 43% for the fourth quarter of 2011 versus 40% for the fourth quarter of 2010. The 260 basis point improvement in the gross margin percentage is a result of our programs to improve agent utilization and attrition as well as pricing of new business.

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Income From Operations Excluding Severance, Restructuring and Other Charges, net for the quarter ended December 31, 2011 was $16 million versus $6 million for the same period in 2010. This $10 million increase reflects higher gross profit earned on the increased revenue and a relative decline in Selling, General and Administrative expenses from 30% of revenue for the fourth quarter 2010 to 29% of revenue for the fourth quarter of 2011. This improvement is largely the result of our cost efficiency improvement programs implemented during 2011.

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Cash flow from operating activities for the fourth quarter 2011 was $4 million, a decrease of $4 million from the prior year period largely due to severance payments of $5 million made in the quarter. Days Sales Outstanding improved from 73 days at December 31, 2010 to 68 days at December 31, 2011.

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Free Cash Flow (operating cash flow less additions to equipment and fixtures and new capital lease financing) for the fourth quarter of 2011 was outflows of $11 million and for the quarter ended December 31, 2010 was outflows of $6 million. The decrease in free cash flow during the quarter was a result of higher capital expenditures in the fourth quarter of 2011 of $2 million and salary continuation payments to employees during the fourth quarter of 2011 of $5 million.

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Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) was $31 million for the fourth quarter of 2011, an increase of $8 million, or 32%, from the fourth quarter of 2010. Changes in currency rates did not have a material impact on the quarter’s Adjusted EBITDA.

Full Year 2011 Financial Highlights

•	Net loss was $24 million for the year ended December 31, 2011 versus a net loss of $53 million for the year ended December 31, 2010.

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Revenue for 2011 increased by 6% to $847 million from $800 million in 2010. Stream signed an estimated $155 million, on an annualized basis once fully ramped, of revenue with both new and existing clients. The impact of changes in exchange rates from 2010 to 2011 was an increase to revenue of approximately $11 million.

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Gross profit increased approximately $22 million, or 7%, in 2011 compared to 2010. The Gross Profit percentage was 42% for the year ended December 31, 2011 versus 41% for the year ended December 31, 2010. The improvement in the gross margin percentage is a result of our programs to improve agent utilization and attrition as well as pricing of new business.

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Income (loss) From Operations Excluding Severance, Restructuring and Other Charges, net was income of $26 million for the year ended December 31, 2011, an increase of $27 million from the comparable loss of $1 million in the year ended December 31, 2010.

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Cash flow from operating activities for the year ended December 31, 2011 was $51 million, an increase of $29 million from the prior year period largely due to improved operating performance in the year as well as improvements in days sales outstanding achieved in 2011.

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Free Cash Flow (operating cash flow less additions to equipment and fixtures and new capital lease financing) for the year ended December 31, 2011 was an inflow of $0.4 million, an increase of $9 million from 2010. The improvement in free cash flow occurred despite an increase of approximately $20 million in capital expenditures and higher severance payments to employees during 2011 of $9 million.

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Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) was $89 million for the twelve months ended December 31, 2011, an increase of $18 million or 25% from $71 million for the year ended December 31, 2010. Our 2011 results reflect China start-up costs of approximately $2 million. On a year-over-year constant currency basis, our Adjusted EBITDA would have been higher by approximately $2 million had there been no change in global currency rates.

Americas Region

Revenue generated from our Americas region, which includes the United States, Canada, the Philippines, India, Costa Rica, Nicaragua, the Dominican Republic, El Salvador and China, was $160 million and $609 million for the three months and year ended December 31, 2011 compared $163 million and $588 million for the same periods in 2010, respectively.

Gross profit generated by the Americas region was $72 million and $267 million for the three months and year ended December 31, 2011 compared to $67 million and $248 million for the same periods in 2010, respectively. The gross margin percentage for the three months and year ended December 31, 2011 was 45% and 44% and was 41% and 42% for the same periods in 2010, respectively.

EMEA Region

Revenue generated from our EMEA region, which includes Europe, the Middle East and Africa, for the three months and year ended December 31, 2011 was $60 million and $238 million, respectively compared to $60 million and $212 million for the same periods in 2010, respectively.

Gross profit generated by the EMEA region for the three months and year ended December 31, 2011 was $23 million and $85 million, with a gross margin of 39% and 36%, respectively compared to $22 million and $80 million with a gross margin percentage of 37% and 38%, respectively, for the same periods in 2010.

Selling, General and Administrative Expense

Selling, general and administrative expenses, which includes non-agent service center costs, was $64 million or 29% of revenue during the three months ended December 31, 2011 and $67 million or 30% of revenue during the same period in 2010. This percentage decrease is a result of management focus on cost efficiency, including the impact of reductions in our workforce earlier in 2011.

Liquidity and Capital Resources

At December 31, 2011, cash and cash equivalents was $25 million, up from $18 million at December 31, 2010. The balance on the revolving line of credit was $45 million at December 31, 2011 and reflects the cash outlay of approximately $14 million for repurchases of our common stock during 2011. At December 31, 2011, the company had in excess of $50 million of availability which could be drawn under its revolving line of credit.

Facilities

During 2011 we materially increased our capital expenditures to $51 million from $31 million in 2010. We did this to update our centers and infrastructure to better service our clients and employees. At the same time, we also reviewed our global footprint with a view to maximize its potential to service our clients and, in this regard, we opened a new center in China and ceased operations in South Africa. We also actively renegotiated several leases and as a result recorded a reduction of $1.4 million to our asset retirement obligations during the fourth quarter of 2011. As a result, during the fourth quarter, we reversed into income $1.4 million of asset retirement obligations on fully depreciated sites where the lessors amended the leases to remove the obligation to restore the sites.

Stream will hold a conference call for investors on March 1, 2012 at 8:30 AM EDT. Investors can participate by calling 1-800-230-1074 or 1-612-234-9959 (for callers outside the US).

Contact Information:

Heidi Ulin

Executive Assistant

Heidi.Ulin@stream.com

1-952-698-1057

About Stream Global Services:

Stream Global Services is a leading global business process outsource (BPO) service provider specializing in customer relationship management services including sales, customer care and technical support for Fortune 1000 companies. Stream is a trusted partner to some of the world’s leading technology, computing, telecommunications, retail, entertainment/media, and financial services companies. Stream’s service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce of over 31,000 employees capable of supporting over 35 languages across 49 locations in 22 countries. Stream strives to expand its global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for its clients. To learn more about the company and its complete service offering, please visit www.stream.com.

Safe Harbor

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements concerning expectations regarding future operating performance and economic and market conditions. The forward looking statements made are neither promises nor guarantees, and are subject to risk and uncertainties that could cause our actual results to differ materially from those anticipated or indicated, including, without limitation, risks and uncertainties relating to our current operation in, as well as entry into, new markets; changes in general economic and business conditions; fluctuations in foreign currency rates; fluctuations in sales volume, timing and sales cycles; our ability to retain our employees in light of competition for agents; our ability to make payments required under our outstanding indebtedness; delays in obtaining new clients or sales from existing clients; delays or interruptions of service as a result of power loss, fire, natural disasters, security breaches, civil unrest or political upheaval, and other similar events; litigation; intense competition in the marketplace from competitors; future acquisitions, joint ventures or other strategic investments; and our ability to obtain necessary financing in the future plus other risks detailed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Stream does not intend, and disclaims any obligation, to update any forward-looking information contained in this release, even if its estimates change.

The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth in a schedule attached to this press release and in the Current Report on Form 8-K furnished to the SEC on the date hereof.

Non-GAAP Financial Information

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of Stream’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of Stream’s financial performance or liquidity prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how Stream defines non-GAAP financial measures in this release.

Stream’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Stream’s comparative operating performance (when comparing such results with previous periods) and future prospects and excludes certain items from its internal financial statements for purposes of its internal budgets and financial goals. These non-GAAP financial measures are used by Stream’s management in their financial and operating decision-making because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Stream’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating Stream’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner Stream’s current financial results with its past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude certain items do not include all items of income and expense that affect Stream’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on Stream. Management compensates for these limitations by also considering Stream’s financial results in accordance with GAAP.

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenue	$220,081	$222,548	$846,907	$800,173
Direct cost of revenue	125,415	132,668	494,426	469,537

Gross profit	94,666	89,880	352,481	330,636

Operating expenses:
Selling, general and administrative expenses	64,013	67,184	266,252	265,705
Severance, restructuring and other charges, net	2,174	3,182	10,769	11,899
Depreciation expense	10,907	11,375	43,320	45,066
Amortization expense	3,823	5,207	17,002	20,837

Total operating expenses	80,917	86,948	337,343	343,507

Income (loss) from operations	13,749	2,932	15,138	(12,871)

Interest expense	7,124	7,838	28,780	30,720
Foreign currency transaction loss (gain)	(220)	282	3,902	(508)

Income (loss) before provision for income taxes	6,845	(5,188)	(17,544)	(43,083)
Provision for income taxes	2,756	3,728	6,093	10,392

Net income (loss)	$4,089	$(8,916)	$(23,637)	$(53,475)

Net income (loss) per share:
Basic and diluted	$0.05	$(0.11)	$(0.30)	$(0.67)
Shares used in computing per share amounts:
Basic and diluted	76,393	80,081	77,966	79,905

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Balance Sheets

(In thousands)

	December 31, 2011	December 31, 2010

Assets:
Current assets:
Cash and cash equivalents	$24,586	$18,489
Accounts receivable, net	165,963	180,211
Other current assets	27,822	37,190

Total current assets	218,371	235,890
Equipment and fixtures, net	87,611	80,859
Goodwill, intangible assets, and other long-term assets	312,052	331,236

Total assets	$618,034	$647,985

Liabilities and Stockholders’ Equity:
Current liabilities	$121,932	$118,608
Revolving line of credit	44,755	24,506
Debt, net of discounts	195,019	192,693
Capital lease obligations	9,964	10,491
Deferred income taxes	19,103	21,838
Other long-term liabilities	13,817	20,131

Total liabilities	404,590	388,267

Stockholders’ equity	213,444	259,718

Total liabilities and stockholders’ equity	$618,034	$647,985

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Operating Activities:
Net income (loss)	$4,089	$(8,916)	$(23,637)	$(53,475)
Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation and amortization	14,730	16,582	60,322	65,903
Other non-cash expenses	2,035	5,626	7,619	20,429
Changes in operating assets and liabilities	(16,971)	(5,621)	7,149	(10,413)

Net cash provided by operating activities	$3,883	$7,671	$51,453	$22,444

Investing Activities:
Additions to equipment and fixtures	$(12,485)	$(9,834)	$(39,312)	$(22,904)

Net cash used in investing activities	$(12,485)	$(9,834)	$(39,312)	$(22,904)

Net cash provided by (used in) financing activities	$13,511	$(543)	$(3,034)	$3,788
Effect of exchange rates on cash and cash equivalents	(1,693)	(249)	(3,010)	233

Net increase (decrease) in cash and cash equivalents	$3,216	$(2,955)	$6,097	$3,561
Cash and cash equivalents, beginning of period	$21,370	$21,444	$18,489	$14,928

Cash and cash equivalents, end of period	$24,586	$18,489	$24,586	$18,489

Supplemental Item:
Capital lease financing	$2,674	$3,603	$11,772	$8,219

STREAM GLOBAL SERVICES, INC.

Reconciliation of GAAP to Non-GAAP Income (Loss) from Operations Excluding Severance, restructuring and other charges, net

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Operating income (loss) as shown on a GAAP basis	$13,749	$2,932	$15,138	$(12,871)
Severance, restructuring and other charges, net	2,174	3,182	10,769	11,899

Income (loss) from operations excluding severance, restructuring and other charges, net	$15,923	$6,114	$25,907	$(972)

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Operating income (loss) as shown on a GAAP basis	$13,749	$2,932	$15,138	$(12,871)
Add items to reconcile to non-GAAP Adjusted EBITDA:
Depreciation and amortization	14,730	16,582	60,322	65,903
Transaction, severance, closure related expenses, net	2,174	3,080	10,769	13,302
Stock based compensation expense	476	989	2,356	4,684

Adjusted EBITDA	$31,129	$23,583	$88,585	$71,018

Reconciliation of GAAP to Non-GAAP Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Cash flows from operations	$3,883	$7,671	$51,453	$22,444
Add (deduct) items to reconcile to non-GAAP Free Cash Flow:
Additions to equipment and fixtures	(12,485)	(9,834)	(39,312)	(22,904)
Capital lease financing	(2,674)	(3,603)	(11,772)	(8,219)

Free cash flow	$(11,276)	$(5,766)	$369	$(8,679)

To conform with industry practice, Stream is presenting realized gains (losses) on foreign exchange cash flow hedges as a component of the hedged item, Direct Costs. The prior year results reflect this reclassification as follows.

	Direct Cost	Operating Income	Adjusted EBITDA
As reported for the three months ended December 31, 2010	$133,646	$1,954	$23,125
Adjustment	(978)	978	458

Reclassified for the three months ended December 31, 2010	$132,668	$2,932	$23,583

	Direct Cost	Operating Income (Loss)	Adjusted EBITDA
As reported for the year ended December 31, 2010	$471,428	$(14,762)	$72,706
Adjustment	(1,891)	1,891	(1,688)

Reclassified for the year ended December 31, 2010	$469,537	$(12,871)	$71,018